UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                 August 7, 2006

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Background

On October 7, 2005, VTEX Energy, Inc. (the "Company") and its wholly owned subsidiary, Viking International Petroleum, PLC, ("Viking International") entered into an agreement with Marathon Capital, LLC and U.S. Energy Systems, Inc. ("USEY") pursuant to the joint acquisition of certain energy assets in the United Kingdom. On August 7, 2006, the acquisition and related financing (the "UK Transaction") was completed. The assets (the "UK Assets") acquired include
(i) gas licenses for approximately 100,000 acres of onshore natural gas properties and mineral rights in North Yorkshire, England (the "Gas Licenses"), containing approximately 62.4 bcf (P2) of proved and probable reserves (consisting of approximately 46 bcf (P1) of proved reserves and approximately
16.4 bcf of probable reserves), (ii) the Knapton Generating Station, a 42 MW gas-fired power plant associated with and located in the vicinity of the natural gas reserves in North Yorkshire, England, (iii) and certain related gas gathering and processing assets. As part of the UK Transaction, a power purchase agreement and a gas sales agreement with Scottish Power Energy Management ("Scottish Power") was entered into under which Scottish Power is required to take all of the electricity generated by the Knapton Generating Station and all of the natural gas produced from the associated reserves up to 100 bcf for a term of up to 12 years. The financing of the UK Transaction provided approximately $167,000,000 for the acquisition of the UK Assets, for certain reserves required by the terms of the financing and for working capital to be used by for the operation and upgrading of the UK Assets and the proposed increased production of natural gas from the reserves covered by the Gas Licenses.

Acquisition of Asets

The Gas Licenses and certain related gas gathering and processing assets were owned (directly and indirectly) by Viking Petroleum UK Limited ("Viking
Petroleum") and by Scottish Power Generation Limited ("Scottish Power Generation"), an affiliate of Scottish Power. The Company, through Viking International, owned an approximate 25% equity interest in Viking Petroleum. The Knapton Generating Station and the other related assets were owned by Scottish Power Generation. As part of the UK Transaction, the Gas Licenses and related assets owned by Viking Petroleum and the Knapton Generating Station were acquired, both directly and indirectly, by UK Energy Systems Limited ("UK Energy"), an English company which is a wholly-owned subsidiary of GBGH, LLC ("GBGH"), a Delaware limited liability company. GBGH is 79% owned by US Energy Overseas Investments, LLC ("Overseas"), and 21% owned by Marathon Capital Holdings (UK), LLC.

Operating Agreement

On May 22, 2006, the Company and USEY entered into an amended and restated limited liability company agreement (the "Overseas Operating Agreement") with respect to Overseas. The Overseas Operating Agreement provides that at the closing of the transaction:

     o The Company contributed to Overseas all the outstanding share capital of Viking International, which was valued as a $350,000 contribution of capital,

     o    Overseas issued its Class B membership units to us,

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

     o USEY issued the Company warrants to acquire up to 500,000 shares of its common stock and

     o USEY made an additional capital contribution of approximately $7 million to Overseas (USEY had made previous capital contributions of $350,000).

Overseas' Operating Agreement: Distribution of Net Cash Flow; Allocation of
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Income and Losses
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Overseas'  Operating  Agreement  provides that to the extent  Overseas' Board of
Managers determines that net cash flow is to be distributed, it is to be distributed in the following descending order of priority:

     o Pro rata based on the Company's and USEY's capital contributions until each has received distributions equal to their capital contribution and a preferred return of 12% per year on such contributions;

     o 50% to each party until such party has received total distributions of net cash flow equal to $350,000 plus 12% per annum thereon; and thereafter,

     o    90% to USEY and 10% to the Company.

Gain on a sale of all or substantially all of the assets of Overseas or the liquidation or dissolution of Overseas is to be allocated in the following order of priority:

     o Pro rata, to the Company and USEY until both entity's capital account is equal to such member's unrecovered capital and a preferred return thereon of 12% per year ;

     o 99% to the Company and 1% to USEY, until we have been allocated an amount equal to $20,900,000; and thereafter

     o    100% to USEY.

Generally, income and losses are to be allocated in the same manner as net cash flow is distributed.

Voting
------

Representatives of USEY constitute Overseas' Board of Managers. With limited exceptions, they hold all the voting rights with respect to Overseas.

Terms and Conditions of Conversion of Class B Membership Units and Exercise
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of Series D, E and F Common Stock Purchase Warrants
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The Class B membership  units that Overseas issued to us are convertible into up to 1,900,000 shares of USEY common stock beginning, subject to USEY stockholder approval as described below, on the earlier to occur of the third anniversary of the closing or the date on which the average market price of USEY common stock exceeds $11.00 per share for 20 consecutive trading days. In addition, they have the right to cause the Class B membership units that Overseas issued to us to be converted into USEY common stock if the average market price, determined as described in the previous sentence, exceeds $14.30. The right to convert the

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
Class B membership units that Overseas issued to us ends on or about August 7, 2012.

The warrants issued to us (the "Warrants") are exercisable, subject to USEY stockholder approval, until August 7, 2011, for the number of shares of USEY common stock and at the exercise prices set forth below:

                                                       Number        Exercise
                         Title                       of shares         Price
                         -----                       ---------       --------
        Series D Common Stock Purchase Warrants       166,667          $8.00

        Series E Common Stock Purchase Warrants       166,667          $9.00

        Series F Common Stock Purchase Warrants       166,666         $10.00

Notwithstanding the foregoing, the Class B membership units and the Warrants are not convertible into, or exercisable for, common stock, until the USEY stockholders have approved the issuance of the underlying shares. In the event shareholder approval is not obtained by November 6, 2006, subject to an additional 59 days in specified circumstances, the Warrants will terminate and the Class B Membership Units may only be converted into up to 900,000 shares of common stock. The conversion ratio of the Class B membership units is fixed, and in the event that we do not, or are unable to, convert any of our Class B membership units into common stock of USEY, we retain such membership units and the resulting interest in Overseas.

The issuance of the Class B Membership Units and the Warrants and the VTEX Shares are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder.

We are entitled, under specified circumstances, to have the resale of the shares of common stock issuable upon conversion of the Class B Membership Units and upon exercise of the Warrants registered under the Securities Act of 1933, as amended (the "Securities Act").


                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: August 7, 2006              By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer





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